Exhibit 10.1

SunLink Health Systems, Inc.	900 Circle 75 Parkway
Suite 1120
Atlanta, GA 30339
770-933-7000
770-933-7010 Fax

March 13, 2006

Mr. J. T. Morris

SunLink Health Systems, Inc.

900 Circle 75 Parkway

Suite 1120

Atlanta, GA 30339

In Re:     Amended and Restated Employment Agreement

Dear Pete:

We refer to the Amended and Restated Employment Agreement among you, SunLink Health Systems, Inc. (“SunLink”) and SunLink Healthcare, LLC (successor to SunLink Healthcare Corp.) as of the 1st day of July, 2003 (the “Amended and Restated Employment Agreement”). The purpose of this letter is to amend the Amended and Restated Employment Agreement to extend the term thereof by twenty-four months as well as to change the number of months you will receive severance payments from eighteen to fifteen in the event of a defined change in control of SunLink. Accordingly, the date “December 31, 2004” in the first sentence of Section 2 of the Amended and Restated Employment Agreement is hereby deleted and the date “December 31, 2006” is hereby inserted in lieu thereof. All other terms and conditions of the Amended and Restated Employment Agreement shall remain unchanged, in full force and effect.

Moreover, the first sentence in Section 5(d) is hereby deleted and replaced by the following:

“If the Executive’s employment is early terminated by Executive or by SunLink for any reason other than for Cause (exclusive of Cause referred to in clause (iii) of Section 22(d)) within one (1) year after a Change in Control, Executive shall, in lieu of any payment under Sections 5(b) or 5(c), (i) receive severance payments equal to fifteen (15) months base salary (minus applicable withholdings), paid in accordance with the normal payroll schedule of the company, (ii) receive Accrued Compensation, including without limitation, a pro rata portion of any annual bonus for which goals have been proportionately met, (iii) receive the balance of any other benefits set forth in sections 4(c), 4(d) and 4(e) for six (6) months following termination, and (iv) Executive’s unvested stock options shall vest, and shall be exercisable pursuant to the terms of the applicable stock option plan and agreement.”

If you agree to the foregoing amendment please sign this letter agreement in the space indicated below.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ Robert M. Thornton
Title:	Chief Executive Officer

SUNLINK HEALTHCARE, LLC

By:	/s/ Robert M. Thornton
Title:	Chief Executive Officer

SunLink Health Systems, Inc.	900 Circle 75 Parkway
Suite 1120
Atlanta, GA 30339
770-933-7000
770-933-7010 Fax

ACCEPTED AND AGREED
this 13th day of March, 2006

/s/ J. T. Morris	L.S.
J. T. Morris